      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 1998

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                            EMERALD FINANCIAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                OHIO                                                                     34-1842953
    (State or other jurisdiction                                               (I.R.S. Employer Identification
  of incorporation or organization)                                                        Number)

                                14092 PEARL ROAD
                            STRONGSVILLE, OHIO 44136
                                 (440) 238-7311
   (Address, including zip code, and telephone number, including area code of
                   Registrant's principal executive offices)

                                JOHN F. ZIEGLER
                            EXECUTIVE VICE PRESIDENT
                            EMERALD FINANCIAL CORP.
                                14092 PEARL ROAD
                            STRONGSVILLE, OHIO 44136
                                 (440) 238-7311
(Name, address, including zip code and telephone number, including area code, of agent for service)
                            ------------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                        AMOUNT            PROPOSED MAXIMUM       PROPOSED MAXIMUM
        TITLE OF SHARES                 TO BE              OFFERING PRICE       AGGREGATE OFFERING         AMOUNT OF
       TO BE REGISTERED               REGISTERED            PER SHARE(2)             PRICE(2)           REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Common Stock, without par          30,000 shares(1)            $13.75                $412,500               $142.23
  value........................
===========================================================================================================================

(1) Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of common stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments.

(2) Calculated on the basis of the last reported sales price on the NASDAQ National Market System on May 20, 1998 as provided in Rule 457(c).

     PAGE 1 OF 39. EXHIBIT INDEX APPEARS ON SEQUENTIALLY NUMBERED PAGE 20.

Dear Shareholder:

     We are pleased to send you this Prospectus describing our Dividend Reinvestment and Stock Purchase Plan (the "Plan"), which has recently been amended. Through the Plan, you may automatically invest cash dividends that you receive on your shares of Common Stock, no par value (the "Common Stock"), of Emerald Financial Corp. (the "Company"), as well as optional cash payments made by you under the Plan, in additional shares of Common Stock. The Company reserves the right to suspend, modify or terminate the Plan at any time.

     Participants in the Plan enjoy the following benefits:

     - You will pay no service charges or brokerage commissions for shares of Common Stock purchased on your behalf under the Plan.

     - Your dollars will be invested in full and fractional shares to three decimal places.

     - Dividends are credited to your account on both full and fractional shares.

     - Your dividends will be invested quarterly and cash payments will be invested monthly.

     - Your recordkeeping will be simplified since you will receive a statement each time there is activity in your account.

     - The shares of Common Stock purchased on your behalf under the Plan will be held in safekeeping until termination of your participation in the Plan, or until you request that a certificate be issued to you.

     - You may terminate your participation in the Plan at any time.

     The following pages of the Prospectus provide complete details of the Plan in simple question and answer form. We recommend that you review the description of the Plan carefully and that you retain this Prospectus for future reference.

     If you are not enrolled in the Plan but wish to do so, simply complete the enclosed Authorization Card and return it in the enclosed postage-paid envelope. You may enroll in dividend reinvestment only (partial or whole), in optional cash payments only, or in both. IF YOU ARE ALREADY ENROLLED IN THE PLAN, YOU NEED NOT TAKE ANY ACTION TO CONTINUE YOUR PARTICIPATION IN THE PLAN. If you do not participate in the Plan, you will continue to receive checks for your dividends as they are declared and paid.

                                          Sincerely,

                                          /s/ THOMAS P. PERCIAK
                                          Thomas P. Perciak
                                          President & Chief Executive Officer

PROSPECTUS

                            EMERALD FINANCIAL CORP.

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                              30,000 COMMON SHARES
                              (WITHOUT PAR VALUE)

     Emerald Financial Corp. (the "Company") is offering to holders of its Common Stock, no par value ("Common Stock"), an opportunity to invest cash dividends and optional cash payments in Common Stock pursuant to the Dividend Reinvestment and Stock Purchase Plan set forth herein (the "Plan"). Any holder of record of Common Stock is eligible to participate in the Plan.

     A participant in the Plan may purchase Common Stock by:

     - reinvesting cash dividends on all shares of the Company held by the participant, or

     - reinvesting cash dividends on part of the shares of the Company held by the participant (while continuing to receive cash dividends on the other shares), and/or

     - making optional cash payments of at least $10 each, with all such cash payments not exceeding $25,000 annually, whether or not the participant's dividends are being reinvested.

     Common Stock purchased under the Plan will be purchased from the Company, on the open market, or otherwise from sources other than the Company. The price of shares of Common Stock purchased for participants in the Plan on the open market or otherwise from sources other than the Company will be the weighted average of the prices paid for the Common Stock shares in all such purchases made with respect to the applicable Investment Date (as defined in Question 10). As to Common Stock shares purchased from the Company, the price will be the quoted bid price on the NASDAQ National Market System on the applicable Investment Date.

     Regardless of the source, participants do not pay a brokerage commission or service charge upon the purchase of Common Stock under the Plan, and the Company bears the cost of administering the Plan.
                        -------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
 OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is May 22, 1998.

                  SAVE THIS DOCUMENT. IT SETS FORTH THE TERMS
                        OF THE PLAN AND HOW IT OPERATES.
                        -------------------------------

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby in any jurisdiction or to any person in which or to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstance, create any implication that there has been no change in the affairs of the Company or the facts herein set forth since the date hereof.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information and the Registration Statement referred to below may be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, as well as the following SEC Regional
Offices: 7 World Trade Center, Thirteenth Floor, New York, New York, 10007; and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained at prescribed rates by writing to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Common Stock of the Company is traded on the National Association of Securities Dealers, Inc. Automated Quotations ("NASDAQ") National Market System. The SEC maintains an Internet worldwide web site that contains reports, proxy and information statements and other information regarding issuers, like the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov. In addition, reports, proxy statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the SEC a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is made to the Registration Statement for further information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the SEC by the Company are incorporated as of their respective dates in this Prospectus by reference:

        (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934;

        (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the SEC on March 6, 1997, and any amendment or report filed for the purpose of updating such description; and

        (c) All other reports filed pursuant to Section 13, Section 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant to the Plan.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon such person's written or oral request, a copy of any or all of the documents described above under "Incorporation of Certain Documents by Reference," other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

                            Emerald Financial Corp.
                                14092 Pearl Road
                            Strongsville, Ohio 44136
                         Attention: Mr. John F. Ziegler
                                 (440) 238-7311
                           (800) 315-9896 (toll free)

                            THE COMPANY AND THE BANK

     The Company is an Ohio corporation registered as a thrift holding company under the Savings and Loan Holding Company Act, and was incorporated in September, 1996. On March 6, 1997, the Company became the sole stockholder of The Strongsville Savings Bank (the "Bank") through a holding company reorganization of the Bank, and the Bank's existing shareholders became the shareholders of the Company. The Company's principal activity to date has consisted of owning all of the Bank's outstanding common stock.

     Founded in 1961, the Bank is an Ohio-chartered, federally insured savings association whose business activities are concentrated in the greater Cleveland, Ohio area. The Bank offers a wide range of consumer oriented lending and deposit products and services and is active in the origination of loans to developers and builders of residential real estate within its market area. The Bank conducts its operations through its main office located in Strongsville, Ohio and through 13 branch offices located in Cuyahoga, Lorain and Medina Counties.

     Dividends from the Company depend upon receipt of dividends from the Bank because the Company has no source of income other than dividends from the Bank. Office of Thrift Supervision (the "OTS") regulations require the Bank to give the OTS 30 days' advance notice of any proposed declaration of dividends to the Company, and the OTS has supervisory authority to prohibit the payment of dividends to the Company. The Bank meets and exceeds all of its regulatory capital requirements. At December 31, 1997, approximately $14.5 million of the Bank's retained earnings were available to pay dividends to shareholders.

     The principal executive offices of both the Company and the Bank are located at 14092 Pearl Road, Strongsville, Ohio 44136. The telephone number is
(440) 238-7311 or (800) 315-9896.

                                USE OF PROCEEDS

     The Company has no basis for estimating precisely the number of shares of Common Stock that ultimately may be sold pursuant to the Plan, the extent to which shares will be purchased directly from the Company rather than in the open market or the prices at which shares will be sold. The net proceeds from any purchases of Common Stock directly from the Company under the Plan would provide the Company with funds that it would expect to use for general corporate purposes. Shares purchased in market transactions will provide no proceeds to the Company.

                 DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The Company's Dividend Reinvestment and Stock Purchase Plan ("Plan") is set forth below in question and answer format.

PURPOSE

1. What is the purpose of the Plan?

     The Plan provides holders of record of Common Stock with a simple and convenient method of investing cash dividends and optional cash payments in additional Common Stock without payment of any brokerage commission or service charge. To the extent that such additional Common Stock shares are purchased from the Company, the Company will use the additional funds for general corporate purposes. See "Use of Proceeds" above.

ADVANTAGES

2. What are the advantages of the Plan?

     An eligible shareholder of record who wishes to participate in the Plan may
(i) have cash dividends on all of his or her shares of the Company automatically reinvested or (ii) have cash dividends on part of his or her shares of the Company automatically reinvested or (iii) whether or not a participant has elected to have any such dividends automatically reinvested, invest in additional Common Stock by making optional cash payments of not less than $10 per payment up to an aggregate maximum of $25,000 annually. No commission or service charge is paid by a participant in connection with purchases under the Plan. Full investment of funds is possible under the Plan because fractions of common shares (computed to three decimal places), as well as whole common shares, will be credited to a participant's Plan account. Dividends on common shares in a participant's Plan account, including a pro rata dividend on fractional common shares, will be reinvested in additional Common Stock and such Common Stock will be credited to a participant's Plan account. A participant can avoid the need for safekeeping of certificates for Common Stock credited to the participant's account under the Plan. Periodic statements of account will provide simplified record keeping.

ADMINISTRATION

3. Who administers the Plan for participants?

     National City Bank ("National City") has been designated by the Company as its agent to administer the Plan for participants by maintaining records, sending statements of account to participants and performing other duties relating to the Plan. Shares of Common Stock will be purchased from the Company by National City or in the open market by an Independent Agent designated by National City, in either case as agent for the participants, and such shares will be registered in the name of National City's nominee as agent for participants, until such participant terminates participation in the Plan or until a written request is received from such participant for issuance of a stock certificate for all or a portion of shares held by National City for such participant, as more fully explained in Question 25. National City also acts as dividend disbursing agent, transfer agent, and registrar for the Common Stock.

     All correspondence concerning the Plan should be addressed to:

       National City Bank
        Corporate Trust Department
        Reinvestment Services
        P. O. Box 94946
        Cleveland, OH 44101-4946
        or call (800) 622-6757 or (216) 476-8572

PARTICIPATION

4. Who is eligible to participate?

     All holders of record of Common Stock are eligible to participate in the Plan. In order to be eligible to participate in the Plan, any shareholder whose shares are registered in a name other than the participant's own name (for example, in the name of a broker or bank nominee) must become a shareholder of record by having shares transferred into the participant's own name.

5. How does an eligible shareholder participate?

     A holder of record of shares of Common Stock may join the Plan at any time by completing and signing an Authorization Card and returning it to National City. Authorization Cards may be obtained at any time by a written request to National City at the address noted in Question 3 or by contacting the Company care of Mr. John F. Ziegler at (440) 238-7311 or (800) 315-9896. Where such shares are registered in more than one name (i.e., joint tenants, trustees, etc.), all registered holders must sign. Those shareholders who do not wish to participate in the Plan will continue to receive dividends when and as declared.

     If a shareholder returns a properly executed Authorization Card to National City without electing an investment option, such Authorization Card will be deemed to indicate the intention of such shareholder to apply any cash dividends toward the purchase of additional shares of Common Stock.

     Any shareholder of the Company who is already enrolled in the Company's Dividend Reinvestment Plan need not take any action to continue participation in the Plan, as recently amended. Unless a participant wishes to change the instructions on the Authorization Card currently in effect for his or her dividend reinvestment account, a shareholder who is already a dividend reinvestment participant should not complete a new Authorization Card.

6. Is partial participation possible under the Plan?

     Yes. A shareholder of record who desires to participate in the Plan may elect to have the cash dividends on only some of the shares of the Company owned by the shareholder reinvested under the Plan, or may elect to make optional cash payments towards the purchase of additional Common Stock under the Plan without electing automatic reinvestment of the cash dividends on any of the shares of the Company owned by the shareholder.

THE AUTHORIZATION CARD

7. What does the Authorization Card provide?

     The Authorization Card allows each shareholder to decide the extent to which he wants to participate in the Plan. By checking the appropriate box on the Authorization Card, a shareholder may choose among the following options:

          If "Full Dividend Reinvestment" is elected, all the cash dividends on all the Common Stock then or subsequently registered in a participant's name, together with any optional cash payments, will be applied toward the purchase of additional Common Stock.

          If "Partial Dividend Reinvestment" is elected, all the cash dividends on only the number of shares that are specified on the Authorization Card, together with any optional cash payments, will be applied toward the purchase of additional Common Stock.

          Under either of these two preceding elections, any subsequent dividends on Common Stock held in the participant's Plan account will be automatically reinvested. Under the Plan, dividends will be reinvested on a cumulative basis on the shares designated on the Authorization Card and on all Common Stock held in the Plan account, until a participant changes or revokes the instructions on the Authorization Card in writing, or until the participant's participation in the Plan is terminated.

          By electing either "Full Dividend Reinvestment" or "Partial Dividend Reinvestment," a participant is automatically entitled to make optional cash payments.

          If "Optional Cash Payments Only" is elected, the Company will distribute cash dividends on shares registered in the participant's name in the manner requested by the participant, and any optional cash payments received toward the purchase of additional Common Stock will be applied toward purchase of additional shares of Common Stock pursuant to the Plan. This option should only be elected if the participant does not elect either "Full Dividend Reinvestment" or "Partial Dividend Reinvestment".

     Cash dividends payable on all Common Stock in a participant's Plan account, whether such shares of Common Stock were purchased with reinvested dividends or optional cash payments, will be automatically reinvested in additional Common Stock.

8. How may a participant change options under the Plan?

     A participant may change investment options under the Plan at any time by completing a new Authorization Card (obtainable upon request from National City at the address noted in Question 3) and returning it to National City.

JOINING THE PLAN

9. When may an eligible shareholder join the Plan?

     An eligible shareholder of the Company may join the Plan at any time. If the Authorization Card is received by National City at the address specified in Question 3 on or before the record date for a dividend payment, reinvestment of dividends on the number of shares participating under the Plan will begin with that dividend payment date. If the Authorization Card is received after the record date for a dividend payment, reinvestment of dividends will begin on the dividend payment date following the next record date, if such shareholder is still a holder of record. All optional cash payments will be invested, following receipt of the Authorization Card and the optional cash payment, in the manner described in Questions 12, 13, and 14.

     Dividend record dates for Common Stock and the related payment dates are generally on or about the following dates:

                        RECORD DATE                           PAYMENT DATE
                        -----------                           ------------
February 20.................................................      March 15
May 20......................................................       June 15
August 20...................................................  September 15
November 20.................................................   December 15

     The Plan does not represent a change in the Company's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors based upon the Company's earnings, financial condition and other factors.

INVESTMENT DATE

10. What is the Investment Date?

     With respect to dividends being reinvested under the Plan, "Investment Date" means the date on which such dividends are paid. With respect to the investment of optional cash payments under the Plan, "Investment Date" means the dividend payment date in any month in which there is a dividend payment on the Company's Common Stock or, if there is no dividend payment in the month, then the fifteenth day of the month or on the closest business day thereto.

PURCHASES OF COMMON STOCK UNDER THE PLAN

11. What is the source of Common Stock purchased under the Plan?

     Common Stock purchased under the Plan with reinvested dividends or optional cash payments may be purchased directly from the Company, on the open market or otherwise from sources other than the Company. National City Bank, as Plan Administrator, will use dividends and optional cash payments to acquire newly issued shares if available for the account of participants. If the Company is not then making newly issued shares available for purchase under the Plan, then the agent for participants (the "Agent") appointed by the Company will purchase Shares in the open market. The Agent for participants is currently NatCity Investments, Inc. Such purchases may be made on any securities exchange where the Common Stock is traded, in the over-the-counter market or in negotiated transactions. The Plan Administrator or the Agent, as the case may be, will acquire shares as of the relevant Investment Date (as defined in Question 10). The Company reserves the right, in its sole discretion, to cease making newly issued shares available for purchases under the Plan and to resume making newly issued shares available at any time. Participants will be notified of changes in the manner in which Common Stock is purchased under the Plan.

12. What will be the price of Common Stock purchased under the Plan?

     The purchase price to the participant of Common Stock purchased on the open market or otherwise from sources other than the Company will be the weighted average of the prices paid for the Common Stock shares in all such purchases made with respect to the applicable Investment Date.

     The purchase price per share for Common Stock purchased from the Company under the Plan will be the highest quoted bid price on the NASDAQ National Market System for the Investment Date.

13. When will purchases be made with reinvested dividends?

     Purchases of Common Stock from sources other than the Company will be made commencing as of the applicable Investment Date and continuing over the period determined appropriate, under the circumstances, by National City to acquire the Common Stock, but in all events within 30 days of the applicable Investment Date. Purchases of Common Stock from the Company will be made on the applicable Investment Date. In no event will interest be paid on funds being held by National City pending investment of such funds.

14. When will purchases be made with optional cash payments?

     An optional cash payment will be invested under the Plan on the first Investment Date following receipt by National City at the address specified in Question 3 of such payment if the Common Stock is purchased from the Company. If the Common Stock is purchased from sources other than the Company, the optional cash payment will be invested as soon as practicable beginning on the first Investment Date following receipt by National City at the address specified in Question 3 of such payment, but in no event later than 30 days after receipt of such payment by National City. No interest will be paid on optional cash payments pending their investment.

15. How many shares of Common Stock will be purchased for a participant?

     The number of Common Stock shares to be purchased depends on the amount of a participant's reinvested dividend, the amount of any optional cash payments to be invested on the Investment Date, and the purchase price of the Common Stock. Each participant's Plan account will be credited with that number of shares of Common Stock, including fractions computed to three decimal places, equal to the participant's total amount to be invested divided by the purchase price per common share.

OPTIONAL CASH PAYMENTS

16. How does the optional cash payment feature of the Plan work?

     All eligible holders of record of shares of the Company (except for brokers and nominees) who have submitted an Authorization Card are eligible to make optional cash payments at any time. Optional cash payments received from a participant will be used to purchase additional Common Stock. Cash dividends payable on all Common Stock credited to a participant's Plan account, whether such Common Stock shares were purchased with reinvested dividends or optional cash payments, will be automatically reinvested in additional Common Stock.

17. How may optional cash payments be made?

     An optional cash payment may be made by a participant when joining the Plan by enclosing a check or money order payable to National City Bank with an Authorization Card returned to National City. Thereafter, optional cash payments may be made on a monthly, quarterly or any other basis through the use of appropriate forms attached to each participant's statement of account. There is no obligation to make additional cash payments, nor to make all such payments in the same amount.

     Each optional cash payment must be at least $10 and all such payments cannot, in any one calendar year, exceed a total of $25,000 for any participant. THE COMPANY WILL NOT APPROVE OPTIONAL CASH PURCHASES IN EXCESS OF THE MAXIMUM AMOUNT SET FORTH HEREIN.

     A participant may withdraw any optional cash payment by written notice received by National City not less than two business days before the first Investment Date following receipt of the optional cash payment.

EXPENSES

18. What are the expenses to participants in the Plan?

     All costs of administration of the Plan will be paid by the Company. There are no brokerage fees or commissions charged to participants in connection with the purchase of Common Stock shares under the Plan. Certain expenses (including a termination fee) may also be incurred by the participant if the participant receives a cash payment for a fraction of a common share credited to the participant's Plan account upon the participant's withdrawal of all of the Common Stock credited to the participant's Plan account or upon termination of the participant's participation in the Plan (see Question 28).

FEDERAL TAX CONSEQUENCES

19. What are the Federal income tax consequences of participation in the Plan?

     In general, a shareholder who participates in the Plan will have the same Federal income tax consequences with respect to dividends payable on Common Stock in a Plan account as if he or she were not a participant in the Plan. In the case of a cash dividend, a participant will be treated for Federal income tax purposes as having received on the dividend payment date a dividend equal to the full amount of the dividend payable with respect to all the participant's stock, including shares registered in his or her name and those credited to the participant's Plan account, even if all such dividends are not received by the participant in cash, but instead are applied to the purchase of Common Stock for the participant's account. In the case of Common Stock purchased from sources other than the Company, commissions and brokerage fees paid by the Company in connection with such purchases will be taxable income to the participants in an amount equal to each participant's pro rata share of such commissions and fees and will be reported as ordinary dividend income for the calendar year by the Company with respect to each participant's Plan account.

     The tax basis of Common Stock purchased from the Company with cash dividends or optional cash payments will be the amount of the cash dividends or optional cash payments, as the case may be. In the case of Common Stock purchased from sources other than the Company, the tax basis will be the purchase price of the Common Stock plus a participant's pro rata share of commissions or brokerage fees paid by the Company in making such purchases. The holding period for Common Stock purchased with reinvested dividends or optional cash payments will begin on the date following the date on which the Common Stock shares are purchased for the participant and credited to such participant's Plan account, regardless of the source of purchase.

     A participant will not realize any Federal taxable income when the participant receives certificates for whole Common Stock shares credited to the participant's Plan account, either upon the participant's withdrawal of some or all of the Common Stock credited to the participant's Plan account or termination of the participant's participation in the Plan. However, a participant who receives, upon withdrawal of Common Stock from the Plan or termination of the participant's participation in the Plan, a cash payment for a fractional share of Common Stock credited to the participant's Plan account will realize a gain or loss with respect to such fractional common share. A gain or loss will also be realized by a participant when whole shares of Common Stock are sold by the participant after withdrawal of such shares from the Plan account or termination of the participant's participation in the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for full or fractional Common Stock and the tax basis therefor. Any such gain or loss will be a capital gain or loss if the Common Stock shares constitute capital assets in the hands of the participant.

     Participants are advised to consult their own tax advisors to determine the particular Federal, state and local income tax consequences that may result from their participation in the Plan and the subsequent sale or other disposition of Common Stock under the Plan. The income tax consequences of participants may vary from jurisdiction to jurisdiction.

REPORTS TO PARTICIPANTS

20. What kind of reports will be sent to participants?

     Each participant in the Plan will receive a statement of account as promptly as practicable after each purchase of Common Stock for the participant's Plan account. These statements are a record of the date and cost of purchases made and should be retained for income tax purposes. In addition, each participant will receive, from time to time, copies of reports, proxy statements, and other communications sent to holders of the Common Stock generally.

     Each participant will receive annually Internal Revenue Service information (on Form 1099) for reporting dividend income received.

DIVIDENDS ON FRACTIONS OF SHARES

21. Will participants be credited with dividends on fractions of shares?

     Yes. Dividends with respect to fractional, as well as whole, shares will be reinvested in additional Common Stock.

CERTIFICATES FOR SHARES

22. Will certificates be issued for Common Stock purchased?

     Common Stock credited to a participant's account in the Plan will be held in the name of National City or its nominee. The number of shares credited to an account under the Plan will be shown on the participant's statement of account. This service protects against loss, theft, or destruction of certificates. However, certificates for whole shares will be issued to participants upon the participant's withdrawal of such shares from the Plan account or termination of the participant's participation in the Plan, subject to payment of the $2.50 certificate fee or $5.00 termination fee, respectively (such fees are subject to adjustment).

     Common Stock credited to the account of a participant under the Plan may not be pledged or assigned, and any such purported pledge or assignment shall be void. A participant who wishes to pledge or assign any such shares credited to the participant's Plan account must first withdraw such shares from the Plan account.

     Certificates for fractions of shares will not be issued to participants under any circumstances.

23. In whose name will certificates be registered when issued to participants?

     Each account under the Plan will be maintained in the name as shown on the Authorization Card of each participant. Consequently, certificates for whole Common Shares will be similarly registered when issued.

24. May a participant add shares to his or her account by transferring stock certificates that the participant possesses?

     Yes. For safekeeping, you may deposit certificates representing shares with National City, but it is not necessary to do so in order to reinvest dividends payable with respect to shares of Common Stock represented by such certificates. Such certificates must be presented in transferable form and must be accompanied by a written request that the certificates be held for your account.

WITHDRAWAL OF COMMON STOCK IN PLAN ACCOUNT

25. How may Common Stock be withdrawn from the Plan account?

     Certificates representing shares credited to a participant's Plan account may be withdrawn by a participant by notifying National City in writing (i) specifying the number of shares to be withdrawn and (ii) paying a fee of $2.50 to National City for each certificate requested (such fee is subject to adjustment). Certificates for whole shares of Common Stock so withdrawn will be issued to and registered in the name of the participant. Cash in lieu of fractional shares will be paid to withdrawing participants.

26. Will dividends on Common Stock withdrawn from the Plan account continue to be reinvested?

     If the participant has authorized "Full Dividend Reinvestment," cash dividends with respect to shares withdrawn from a participant's Plan account will continue to be reinvested. If, however, cash dividends with respect to only part of the shares registered in a participant's name are being reinvested, National City will continue to reinvest dividends on only the number of shares specified by the participant on the Authorization Card (together with any other shares acquired pursuant to the Plan and not withdrawn) unless a new Authorization Card specifying a different number of shares is delivered.

27. May a participant request that shares held in his or her account be sold upon termination of participation?

     No. Upon termination of participation in the Plan, and following a participant's receipt from National City of a share certificate for the number of whole shares in the account, an individual shareholder must make his or her own arrangements to sell such Common Stock shares.

TERMINATION

28. How does a participant terminate participation under the Plan?

     In order to terminate participation under the Plan, a participant must notify National City in writing that the participant wishes to terminate. Notice of termination must be accompanied by a termination fee of $5.00 (payable to National City) (such fee is subject to adjustment). Such notices should be addressed to National City at the address set forth in Question 3 and will be effective only when received by National City. When a participant voluntarily terminates his or her participation in the Plan or if and when the participant's participation in the Plan or the Plan is terminated by the Company, a certificate for whole Common Stock shares credited to the participant's Plan account under the Plan will be issued and a cash payment will be made for any fraction of a Common Stock share.

29. When may a participant withdraw Common Stock from his or her Plan account or be terminated from the Plan?

     A participant may withdraw Common Stock credited to the participant's Plan account or terminate his or her participation under the Plan at any time. If the request to withdraw or terminate is received by National City prior to a dividend record date, the withdrawal or termination will be processed as soon as practical after receipt of the request. If the request to withdraw or terminate is received by National City on or after the record date for a dividend payment, the withdrawal or termination may not be processed until shares purchased with the dividends paid for such record date have been credited to the participant's account. Any optional cash payment which was received prior to the request for withdrawal or termination will be reinvested unless return of the amount is requested at the time of the request for withdrawal or termination and such request is received at least two business days before the next Investment Date. All subsequent dividends will be paid to the participant in cash unless the participant re-enrolls in the Plan. The Company reserves the right, in its sole discretion, to terminate the Plan or any participant's account at any time.

30. May a participant re-enroll in the Plan after having previously withdrawn from the Plan?

     Generally, a shareholder may elect to re-enroll in the Plan at any time, simply by following the same procedures described in the answer to Question 5. However, the Company reserves the right to reject any Authorization Card from a previous participant on grounds of excessive enrollment and termination of participation in the Plan. Such reservation is intended to minimize unnecessary administrative expense and to encourage use of the Plan as a long-term shareholder investment service.

OTHER INFORMATION

31. What happens when a participant sells or transfers the shares of the Company registered in such participant's name?

     If a participant sells or transfers all shares of the Company registered in the participant's name, the Company will continue to reinvest the cash dividends on Common Stock credited to the participant's Plan account, subject to the participant's right to withdraw Common Stock from the Plan account or terminate participation under the Plan at any time.

32. What happens if the Company issues a dividend payable in Common Stock or declares a stock split?

     Any dividend payable in Common Stock or split shares distributed by the Company on Common Stock credited to a participant's Plan account will be added to such account. Any dividend payable in Common Stock or split shares distributed by the Company on Common Stock not in the participant's Plan account will be transmitted directly to the Participant in the same manner as to shareholders who are not participating in the Plan.

33. How will Common Stock credited to a participant's Plan account be voted at Shareholders' Meetings?

     For each meeting of shareholders, a participant will receive proxy material that will enable the participant to vote both shares registered in the participant's name directly and Common Stock shares credited to the participant's Plan account. If a participant elects, such participant may vote Common Stock, including all whole common shares credited to the participant's Plan account, in person at the shareholders' meeting.

     If no instructions are indicated on a properly signed and returned proxy card, all of the participant's common shares -- those registered in the participant's name and those credited to the participant's Plan account -- will be voted in accordance with the recommendations of the Company's management.

34. What are the responsibilities of the Company and National City under the Plan?

     Neither the Company nor National City shall have any responsibility beyond the exercise of ordinary care for any action taken or omitted under the Plan nor shall they have any duties, responsibilities, or liabilities except as expressly set forth in the Plan. The Company and National City will not be liable under the Plan for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability arising (i) out of failure to terminate a participant's Plan account upon the participant's death or incompetence prior to receipt of written notice of such participant's death or incompetence, (ii) with respect to the prices at which shares are purchased for a participant's account, (iii) with respect to the times when such purchases or sales are made, or (iv) with respect to any fluctuation in market value of the Company's Common Stock.

     The participant should recognize that the Company and National City cannot assure the participant a profit or protect the participant against a loss on the Common Stock shares purchased under the Plan.

35. May the Plan be changed or discontinued?

     The Company may amend, suspend, modify, or terminate the Plan at any time, including the period between a dividend record date and a dividend payment date. Notice of any such amendment, suspension, modification, or termination will be sent to all participants. Any such amendment shall conclusively be deemed to be accepted by the participant unless prior to the effective date of any such amendment as set forth in the notice, National City receives written notice of the termination of the participant's account. Upon a termination of the Plan, any uninvested optional cash payments will be returned, certificates for whole common shares credited to a participant's account under the Plan will be issued, and a cash payment will be made for any fraction of a Common Stock share credited to a participant's account.

36. Where will notices to a participant be sent?

     All notices to a participant will be addressed to the participant at the last address of record with National City. A participant should notify National City in writing of any changes of address at the address set forth in Question 3.

37. What is sufficient notice to a participant?

     Any notice or certificate required to be given by National City to a participant pursuant to the Plan shall be in writing and shall be deemed to have been sufficiently given for all purposes once deposited, postage prepaid, in a post office letter box addressed to the participant at the participant's address as it shall last appear on National City records.

38. What law governs the Plan?

     The terms and conditions of the Plan and the operation thereof shall be governed by and construed in accordance with the laws of the State of Ohio and the rules and regulations of the SEC, as they may be amended from time to time.

39. Who interprets the Plan?

     The Company reserves the right to interpret the Plan as may be necessary or desirable in connection with the operation of the Plan.

40. What happens if the Agent cannot make market purchases?

     If the Company decides not to make newly issued shares available for purchase pursuant to the Plan, and in the event that applicable law or the closing of securities markets requires the temporary curtailment or suspension of market purchases of Common Stock under the Plan, the Agent is not accountable for its inability to make purchases at such times. If Common Stock is not available for purchase for a period longer than 90 days, National City will promptly mail to the participant a check payable to the order of the participant in the amount of any unapplied funds in the participant's account.

                                INDEMNIFICATION

     The Company's Code of Regulations authorize indemnification of officers and directors under certain circumstances, including liabilities arising under the Securities Act of 1933. Under the terms of the Company's directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities, including liabilities arising under the Securities Act of 1933.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

                                 LEGAL OPINION

     The validity of the Common Stock offered hereby has been passed upon for the Company by Grady & Associates, 20800 Center Ridge Road, Suite 116, Rocky River, Ohio 44116-4306. Francis X. Grady is a principal of Grady & Associates. Due to his firm's involvement in this transaction, Mr. Grady is required to disclose his beneficial ownership of 8,800 shares of Company Common Stock.

============================================================

                          PROSPECTUS TABLE OF CONTENTS

                                             PAGE
                                             ----
Available Information......................    2
Incorporation of Certain Documents by
  Reference................................    2
The Company And The Bank...................    3
Use of Proceeds............................    3
Dividend Reinvestment and Stock Purchase
  Plan.....................................    3
  Purpose..................................    3
  Advantages...............................    3
  Administration...........................    4
  Participation............................    4
  The Authorization Card...................    5
  Joining the Plan.........................    5
  Investment Date..........................    6
  Purchases of Common Stock Under the
     Plan..................................    6
  Optional Cash Payments...................    7
  Expenses.................................    7
  Federal Tax Consequences.................    8
  Reports to Participants..................    8
  Dividends on Fractions of Shares.........    9
  Certificates for Shares..................    9
  Withdrawal of Common Stock in Plan
     Account...............................    9
  Termination..............................   10
  Other Information........................   10
Indemnification............................   12
Legal Opinion..............................   12

============================================================
============================================================

                              30,000 COMMON SHARES

                            EMERALD FINANCIAL CORP.

                             DIVIDEND REINVESTMENT
                            AND STOCK PURCHASE PLAN
                            ------------------------

                                   PROSPECTUS
                            ------------------------
                                    ADDRESS:

                                14092 Pearl Road
                            Strongsville, Ohio 44136
                              Dated: May 22, 1998

============================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses to be incurred in connection with the issuance and distribution of the shares of Common Stock being offered hereby payable by the Registrant are estimated as follows:

SEC Registration Fee........................................  $   142.23
Printing and Engraving Costs................................    2,000.00
Fees and Expenses of Counsel................................    8,000.00
Accounting Fees and Expenses................................    5,000.00
Miscellaneous...............................................    2,000.00
                                                              ==========
          TOTAL.............................................  $17,142.23

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 1701.13 of the Ohio Revised Code generally permits indemnification of any director, officer or employee with respect to any proceeding against any such person provided that: (a) such person acted in good faith, (b) such person reasonably believed that the conduct was in or not opposed to the best interests of the corporation, and (c) in the case of criminal proceedings, such person had no reasonable cause to believe that the conduct was unlawful. Indemnification may be made against expenses (including attorneys' fees), judgments, fines and settlements actually and reasonably incurred by such person in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may be made only against reasonable expenses (including attorneys' fees) and may not be made with respect to any proceeding in which the director, officer or employee has been adjudged to be liable to the corporation, except to the extent that the court in which the proceeding was brought shall determine, upon application, that such person is, in view of all the circumstances, entitled to indemnity for such expenses as the court shall deem proper. The termination of any proceeding by the judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the director, officer or employee did not meet the standard of conduct required for indemnification to be permitted.

     Section 1701.13 of the General Corporation Law of the State of Ohio further provides that indemnification thereunder may not be made by the corporation unless authorized after a determination has been made that such indemnification is proper, with that determination to be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not parties to the proceeding;
(b) if such a quorum is not obtainable, or, even if obtainable, but a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; (c) by the shareholders; or (d) by the court in which the proceeding was brought.

     Finally, Section 1701.13 of the General Corporation Law of the State of Ohio provides that indemnification provided by that Section is not exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or Code of Regulations or any agreement, vote of shareholders or disinterested directors or otherwise.

     Article IV, Section A of the Code of Regulations of the Company provides that the Company shall indemnify any person who is or was a director or officer of the Company or who is serving at the request of the Company as a director or officer against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him or her by reason of the fact that he or she was such director or officer in connection with any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent and according to the procedures and requirements in the Ohio Revised Code as the same may be in effect from time to time.

     The Company maintains insurance on behalf of any person who is or was a director or officer against any loss arising from any claim asserted against him in any such capacity, subject to certain exclusions.

ITEM 16. EXHIBITS

  3.1  Amended and Restated Articles of Incorporation of
       Emerald Financial Corp............................  Incorporated herein by reference to
                                                           Exhibit 3(i) of Registrant's Registration
                                                           Statement on Form 8-A filed March 6, 1997
  3.2  Code of Regulations of Emerald Financial Corp.....  Incorporated herein by reference to
                                                           Exhibit 3(ii) of Registrant's Registration
                                                           Statement on Form 8-A filed March 6, 1997
  4    Instruments defining the rights of security
       holders including indentures......................  See Exhibits 3.1 and 3.2
  5    Opinion regarding Legality
 23.1  Consent of Counsel
 23.2  Consent of Independent Auditors
 24.1  Power of Attorney
 24.2  Certified Resolutions of Board of Directors of
       Emerald Financial Corp.
 99    Additional Exhibits
 99.1  Letter to Shareholders
 99.2  Dividend Reinvestment and Stock Purchase Plan.....  (Contained as part of the Prospectus included herein)
 99.3  Authorization Card

ITEM 17. UNDERTAKINGS

Undertakings

(a) The undersigned registrant hereby undertakes as follows:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Strongsville, State of Ohio, on May 20, 1998.

                                            EMERALD FINANCIAL CORP.
                                            (Registrant)

                                            By: /s/ Thomas P. Perciak

                                              ----------------------------------
                                              Thomas P. Perciak
                                              President & Chief Executive
                                                Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Thomas P. Perciak                            President & Chief Executive Officer         Date: May 20, 1998
---------------------------------------------    and Director
Thomas P. Perciak

/s/ Mike Kalinich, Sr.                           Chairman of the Board                       Date: May 20, 1998
---------------------------------------------
Mike Kalinich, Sr.

/s/ John F. Ziegler                              Executive Vice President and Chief          Date: May 20, 1998
---------------------------------------------    Financial Officer
John F. Ziegler                                  (Principal Financial Officer and
                                                 Principal Accounting Officer)

/s/ George P. Bohnert                            Director                                    Date: May 20, 1998
---------------------------------------------
George P. Bohnert, Jr.

/s/ Joan M. Dzurilla                             Director                                    Date: May 20, 1998
---------------------------------------------
Joan M. Dzurilla

/s/ William A. Fraunfelder, Jr.                  Director                                    Date: May 20, 1998
---------------------------------------------
William A. Fraunfelder, Jr.

/s/ Glenn W. Goist                               Director                                    Date: May 20, 1998
---------------------------------------------
Glenn W. Goist

/s/ Kenneth J. Piechowski                        Director                                    Date: May 20, 1998
---------------------------------------------
Kenneth J. Piechowski

/s/ John J. Plucinsky                            Director                                    Date: May 20, 1998
---------------------------------------------
John J. Plucinsky

                                 EXHIBIT INDEX

     The following Exhibits are filed in connection with the Registration Statement of Emerald Financial Corp. on Form S-3, pursuant to the requirements of Item 601 of Regulation S-K:

EXHIBIT
  NO.                            EXHIBIT                                        PAGE NO.
-------                          -------                                        --------
  3.1     Amended and Restated Articles of Incorporation of
          Emerald Financial Corp. ..............................  Incorporated herein by reference to
                                                                  Exhibit 3(i) to the Form 8-A of the
                                                                  Registrant filed March 6, 1997
  3.2     Code of Regulations of Emerald Financial Corp. .......  Incorporated herein by reference to
                                                                  Exhibit 3(ii) to the Form 8-A of the
                                                                  Registrant filed March 6, 1997
  4       Instruments defining the rights of security holders
          including indentures..................................  (See Exhibits 3.1 and 3.2)
  5       Opinion regarding Legality............................
 23.1     Consent of Counsel....................................
 23.2     Consent of Independent Auditors.......................
 24.1     Power of Attorney.....................................
 24.2     Certified Resolutions of Board of Directors of Emerald
          Financial Corp. ......................................
 99       Additional Exhibits...................................
 99.1     Letter to Shareholders................................
 99.2     Dividend Reinvestment and Stock Purchase Plan.........  (Contained as part of the Prospectus included herein)
 99.3     Authorization Card....................................